                                 SCHEDULE 14(A)
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-2

                            FORRESTER RESEARCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            FORRESTER RESEARCH, INC.
                             400 TECHNOLOGY SQUARE
                         CAMBRIDGE, MASSACHUSETTS 02139

GEORGE F. COLONY
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

                                                                  April 14, 2003

To Our Stockholders:

     You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 13, 2003, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time).

     On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the proxy statement, please promptly mark, sign, date and return the enclosed proxy card to ensure that your shares will be represented.

     We hope that many of you will be able to attend in person. I look forward to seeing you there.

                                          Sincerely yours,

                                          /s/ George F. Colony

                                          GEORGE F. COLONY
                                          Chairman of the Board
                                          and Chief Executive Officer

                            FORRESTER RESEARCH, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003

     Notice is hereby given that the 2003 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 13, 2003 for the following purposes:

     1. To elect one Class III director to serve until the 2006 Annual Meeting of Stockholders;

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Stockholders of record at the close of business on April 9, 2003 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from May 1, 2003 to the date of the meeting at our offices, located at 400 Technology Square, Cambridge, Massachusetts 02139.

     If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          TIMOTHY J. MOYNIHAN, ESQ.
                                          Secretary

Cambridge, Massachusetts
April 14, 2003

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN AND
  RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO
                         ATTEND THE MEETING IN PERSON.

                            FORRESTER RESEARCH, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 2003
                                PROXY STATEMENT

     The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting the enclosed proxy card from our stockholders. The proxy will be used at our 2003 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. (local time) on Tuesday, May 13, 2003 at the offices of Ropes & Gray, One International Place, Boston, Massachusetts. This proxy statement was first mailed to stockholders on or about April 14, 2003.

     This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposal upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures.

     We use several abbreviations in this proxy statement. We refer to our Board of Directors as the "Board" and our fiscal year ended on December 31, 2002 as "fiscal 2002."

WHO MAY ATTEND AND VOTE?

     Stockholders who owned our common stock at the close of business on April 9, 2003 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the "record date." As of the record date, we had 22,486,852 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.

HOW DO I VOTE?

     If you are a stockholder of record of our common stock, you may vote:

     - In person. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

     - By Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted "FOR" the election of the nominee for director.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     The Board recommends that you vote FOR the election of the nominee for Class III director identified in Proposal One.

     If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

     A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominee for election of the Class III director at the meeting who receives the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominee recommended by the Board will have no effect on the outcome. Brokers who hold shares for customers will have discretion to vote their shares without instructions from the beneficial owner, and thus, there will be no broker non-votes.

     If you hold shares in "street name" (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee will provide you with separate voting instructions on the form you receive from them. If you hold shares in "street name" and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy card from that person and bring it to the annual meeting.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may revoke a proxy any time before it is voted by:

     - returning to us a newly signed proxy card bearing a later date;

     - delivering a written instrument to our Secretary revoking the proxy card; or

     - if you are the shareholder of record, attending the annual meeting and voting in person.

WHO WILL BEAR THE COST OF PROXY SOLICITATION?

     We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Robert M. Galford is the Class III director whose term expires at this annual meeting. The Board has nominated him to serve as a Class III director until the 2006 annual meeting.

     The proxies intend to vote each share for which a proper proxy card has been returned and not revoked in favor of the Class III director named above. If you wish to withhold the authority to vote for the election of the nominee, your returned proxy card must be marked to that effect.

     It is expected that Mr. Galford will be able to serve, but if he is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

              NOMINEE FOR CLASS III DIRECTOR -- TERM EXPIRING 2006

     Robert M. Galford, age 50, a Class III director, became a director of Forrester in November 1996. Mr. Galford has been a managing partner of the Center for Executive Development, an executive education provider, in Boston, since April 2001. From 1999 to 2001, he was the executive vice president and chief people officer at Digitas, Inc., a technology and marketing services firm. From 1994 to 1999, he consulted to professional services firms and taught in the Executive Programs at the Kellogg School of Management at Northwestern University and Columbia University's Graduate School of Business. Before joining Columbia's Executive Programs, he taught at Boston University from 1993 to 1994. Prior to his work in executive education, Mr. Galford was vice president of the MAC Group, and its successor firm, Gemini Consulting, both of which are management consulting firms, from 1991 to 1994.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEE
                                  NAMED ABOVE.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2004

     Henk W. Broeders, age 50, a Class II director, became a director of Forrester in May 1998. Mr. Broeders has been the Chairman of the Executive Board of Cap Gemini N.V., a management consulting firm located in the Netherlands, since January 2001. Cap Gemini N.V. is the Dutch subsidiary of the global CGEY organization. From 1992 to 1998, Mr. Broeders served as a general manager of IQUIP Informatica B.V., a software company in the Netherlands.

     George R. Hornig, age 48, a Class II director, became a director of Forrester in November 1996. Mr. Hornig has been a managing director and chief operating officer of the Private Equity Division at Credit Suisse First Boston, an investment banking firm, since 1999. He was an executive vice president of Deutsche Bank Americas Holding Corporation, a diversified financial services holding company, and several of its affiliated entities, from 1993 to 1998. He is also director of Unity Mutual Life Insurance Company, U.S. Timberlands Company, L.P., and Veridian Corporation.

               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2005

     George F. Colony, age 49, a Class I director, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester's President since September 2001, and he previously was Forrester's President from 1983 to 2000.

     Michael H. Welles, age 48, a Class I director, became a director of Forrester in November 1996. Mr. Welles is chief operating officer and founder of S2 Security Corporation, an IP-based facility security systems start-up. He previously served as vice president and general manager of the platforms business with NMS Communications, an OEM infrastructure supplier to the telecom industry, from 2000 to 2002. He previously served as vice president of news operations and engineering for Individual.com, NewsEdge Corporation, and Individual, Inc., a group of news solutions companies, from 1997 to 2000, and before that, as a general manager at Lotus Development Corporation, a software company, from 1991 to 1997.

INFORMATION WITH RESPECT TO THE BOARD OF DIRECTORS

  BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held eight meetings during fiscal 2002. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he is a member. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     Our Audit Committee consists of three members: George R. Hornig, Henk W. Broeders, and Michael H. Welles, each of whom is "independent" under the rules of the Nasdaq Stock Market. The Audit Committee held five meetings during fiscal 2002. The Audit Committee reviews our results of operations with our officers responsible for accounting matters and meets with our independent auditors. The Board of Directors adopted a written charter with respect to the Audit Committee's roles and responsibilities in 2001. See "Report of the Audit Committee of the Board of Directors" on page 10 for more information.

     Our Compensation Committee consists of two members: Robert M. Galford and Michael H. Welles, each of whom is "independent" under the rules of the Nasdaq Stock Market. The Compensation Committee held one meeting during fiscal 2002. The Compensation Committee has authority to administer our stock option plans, approve salaries and bonuses and other compensation matters for our officers, and review annual compensation for all other officers and significant employees. See "Report of the Compensation Committee of the Board of Directors" on page 8 for more information.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Galford and Welles, none of whom is or has been an executive officer or employee of Forrester. None of our executive officers serves as a member of the board of directors or the compensation committee of any entity in which Messrs. Galford or Welles serve as executive officers.

 DIRECTOR COMPENSATION

     EXPENSE REIMBURSEMENT

     Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting. We do not pay a retainer for the services of the members of the Board.

     AMENDED AND RESTATED 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors, following each annual meeting of stockholders, our four existing non-employee directors receive an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value on that date. These options vest in four equal annual installments. After last year's annual meeting, our four non-employee directors received an option to purchase 12,500 shares of our common stock at an exercise price of $18.75 per share. Each newly elected, non-employee director will receive an option to option to purchase 6,000 shares of our common stock at an exercise price equal to the fair market value on the date he or she is first elected as a director. These options vest in four equal annual installments.

     The Compensation Committee of the Board of Directors also has the authority under the plan to grant stock options to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. No such awards have been made.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes provide information about the beneficial ownership of our outstanding common stock as of April 1, 2003 by:

          (i) each person who we know beneficially owns more than 5% of our common stock;

          (ii) each of the executive officers named below in the Summary Compensation Table;

          (iii) each member of our Board of Directors; and

          (iv) our directors and executive officers as a group.

     Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                              ----------------------------
                                                                 SHARES      PERCENTAGE OF
                                                              BENEFICIALLY    OUTSTANDING
NAME OF BENEFICIAL OWNER                                        OWNED(1)        SHARES
------------------------                                      ------------   -------------
George F. Colony, c/o Forrester Research, Inc.,.............   8,062,198         35.5%
  400 Technology Square,
  Cambridge, MA, 02139(2)
Richard C. Belanger(3)......................................      58,168
Neil Bradford(4)............................................     134,582            *
Stanley H. Dolberg..........................................          --            *
Emily Nagle Green(5)........................................     135,386            *
Timothy M. Riley(6).........................................      53,140            *
Robert M. Galford(7)........................................      35,775            *
Henk W. Broeders(8).........................................      27,209            *
George R. Hornig(9).........................................      24,542            *
Michael H. Welles(10).......................................      53,875            *
Directors and executive officers as a group (14 persons)....   8,719,479         38.4%

---------------

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to options currently exercisable or exercisable within 60 days of April 1, 2003 are included as beneficially owned.

 (2) Includes (a) 1,446 shares issuable on the exercise of options currently exercisable or exercisable within 60 days, (b) 1,580 shares held by Mr. Colony's wife as to which Mr. Colony disclaims beneficial ownership, and
     (c) 95,000 shares that are subject to options Mr. Colony granted to one employee.

 (3) Includes 58,168 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (4) Includes 72,916 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (5) Includes 119,250 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (6) Includes 53,140 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (7) Includes 2,400 shares held in trust for Mr. Galford's children as to which Mr. Galford disclaims beneficial ownership and 33,375 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (8) Includes 27,209 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

 (9) Includes 24,542 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

(10) Includes 53,875 shares issuable on the exercise of options currently exercisable or exercisable within 60 days.

  *  Less than 1%.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid or awarded during fiscal 2002 to our Chief Executive Officer and each of our four most highly compensated executive officers as of December 31, 2002. In addition, we have included information for Stanley H. Dolberg as, based on compensation he received during fiscal 2002, he would have been one of our most highly compensated executive officers as of December 31, 2002 if he had been serving as one of our executive officers as of that date. We refer to these officers as the "named executive officers".

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                ANNUAL COMPENSATION(1)     SECURITIES
                                                -----------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR     SALARY       BONUS        OPTIONS      COMPENSATION
---------------------------              ----   ----------   ----------   ------------   ------------
George F. Colony.......................  2002    $241,667     $ 82,614           --              --
  Chairman of the Board and              2001    $250,000     $ 77,500          100              --
  Chief Executive Officer                2000    $241,667     $210,833          200              --

Richard C. Belanger....................  2002    $203,000     $ 46,609       20,000              --
  Chief Technology Officer               2001    $210,000     $ 34,099          100              --
                                         2000    $200,000     $122,300          200              --

Neil Bradford..........................  2002    $200,000     $ 40,850       25,000              --
  Managing Director, Global              2001    $151,338     $ 17,850          100              --
                                         2000    $145,522     $ 37,612          200              --

Stanley H. Dolberg.....................  2002    $123,063     $ 24,241       20,000        $103,646(2)
  Vice President, Strategy               2001    $220,004     $ 47,380          100              --
                                         2000    $200,000     $125,750          200              --

Emily Nagle Green......................  2002    $216,333     $ 40,684       25,000              --
  Managing Director, Forrester N.A       2001    $220,004     $ 45,569          100              --
                                         2000    $200,000     $121,350          200              --

Timothy M. Riley.......................  2002    $206,500     $ 46,784       20,000              --
  Vice President, Strategic Growth       2001    $210,000     $ 35,018          100              --
                                         2000    $200,000     $129,675          200              --

---------------

(1) No named executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his salary and bonus

(2) Mr. Dolberg left Forrester on July 24, 2002, and his salary and bonus reflect all such payments made to him through July 24, 2002. We paid an additional $103,646 in severance benefits, which is set forth as other compensation.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth certain information about stock options granted to, and exercised and held by, the named executive officers during fiscal 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL
                                                                                    REALIZABLE VALUE
                                             % OF TOTAL                             AT ANNUAL RATES
                                NUMBER OF     OPTIONS                                OF STOCK PRICE
                               SECURITIES    GRANTED TO                             APPRECIATION FOR
                               UNDERLYING    EMPLOYEES    EXERCISE                   OPTION TERM(2)
                                 OPTIONS     IN FISCAL      PRICE     EXPIRATION   ------------------
NAME                           GRANTED (#)      YEAR      ($/SHARE)      DATE       5% ($)    10% ($)
----                           -----------   ----------   ---------   ----------   --------   -------
George F. Colony.............        --          --            --            --          --        --
Richard C. Belanger..........    20,000(1)     2.2%        $16.28      01/29/12     204,534   518,443
Neil Bradford................    25,000(1)     2.7%        $16.28      01/29/12     255,668   648,053
Stanley H. Dolberg...........    20,000(1)     2.2%        $16.28      01/29/12     204,534   518,443
Emily Nagle Green............    25,000(1)     2.7%        $16.28      01/29/12     255,668   648,053
Timothy M. Riley.............    20,000(1)     2.2%        $16.28      01/29/12     204,534   518,443

---------------

(1) The exercise price of the options granted is equal to the fair market value of our common stock on the date of grant. Pursuant to the terms set forth in the option certificate, the option becomes exercisable in four equal installments on the first, second, third, and fourth anniversaries from the date of grant. All options expire approximately 10 years from the date of grant. Because Mr. Dolberg left Forrester on July 24, 2002, options granted to him in 2002 expired on that date.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the holder's continued employment through the option period, and the date on which the options are exercised.

                    AGGREGATED OPTION EXERCISES IN 2002 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                              FISCAL YEAR-END OPTION VALUES
                                                                ---------------------------------------------------------
                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                     OPTIONS AT FISCAL                 AT FISCAL
                                  SHARES                               YEAR-END (#):               YEAR-END ($)(1):
                               ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                           EXERCISE (#)   REALIZED ($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   ---------------   -----------   -------------   -----------   -------------
George F. Colony.............     10,054         $ 34,756           1,446           800        $  3,919             --
Richard C. Belanger..........     12,000         $ 92,807          53,186        30,800        $140,980        $38,800
Neil Bradford................         --               --          66,666        25,300              --             --
Stanley H. Dolberg...........     52,335         $210,440              --            --              --             --
Emily Nagle Green............     10,000         $ 62,986         113,000        35,800        $263,840        $38,800
Timothy M. Riley.............     30,000         $226,973          48,140        30,800        $156,244        $38,800

---------------

(1) Based upon the market price of $15.57 per share, which was the closing price per share of our common stock on the Nasdaq National Market on the last trading day of fiscal 2002 less the option exercise price per share.

(2) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     We entered into a severance agreement with Stanley H. Dolberg dated July 24, 2002 in connection with the termination of his employment. Under the agreement, Mr. Dolberg received six months of base salary, plus one-half of his annualized target bonus for that period, payable in accordance with our normal payroll practices.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002, about our equity compensation plans that were in effect on that date.

                                                                                      NUMBER OF SECURITIES
                                         NUMBER OF SECURITIES   WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR
                                          TO BE ISSUED UPON     EXERCISE PRICE OF     FUTURE ISSUANCE UNDER
                                             EXERCISE OF           OUTSTANDING      EQUITY COMPENSATION PLANS
                                         OUTSTANDING OPTIONS,   OPTIONS, WARRANTS     (EXCLUDING SECURITIES
                                         WARRANTS AND RIGHTS       AND RIGHTS       REFLECTED IN COLUMN (A))
                                         --------------------   -----------------   -------------------------
PLAN CATEGORY                                    (A)                   (B)                     (C)
-------------                            --------------------   -----------------   -------------------------
Equity compensation plans approved by
  shareholders(1)......................       4,204,000              $20.99                 4,011,000(3)
                                              ---------              ------                 ---------
Equity compensation plans not approved
  by shareholders(2)...................              --                  --                        --
                                              ---------              ------                 ---------
Total..................................       4,204,000              $20.99                 4,011,000
                                              ---------              ------                 ---------

---------------

(1) The approved plans are Forrester's 1996 Amended and Restated Equity Incentive Plan (the "1996 plan"), 1996 Amended and Restated Stock Option Plan for Non-Employee Directors, and 1996 Employee Stock Purchase Plan, as amended.

(2) We do not have any equity compensation plans that have not been approved by our shareholders.

(3) Of these shares available for issuance, all those available under the 1996 Plan may be issued as restricted stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Following Forrester's initial public offering, the Board of Directors appointed a Compensation Committee consisting of Robert M. Galford and Michael
H. Welles, neither of whom is an executive officer or employee of Forrester. The Compensation Committee is responsible for reviewing with management the compensation of Forrester's directors, officers, employees, and agents, making recommendations to the Board of Directors, and administering Forrester's stock plans.

     Forrester's culture emphasizes certain key values -- including client service, quality, and creativity -- that it believes are critical to its continued growth. To encourage achievement of these key values, Forrester places great emphasis on individual excellence, and employees at all levels, as well as executive officers, are encouraged to take initiative and lead individual projects that enhance Forrester's effectiveness. Forrester's compensation philosophy bases cash compensation on individual achievement, teamwork, and Forrester's short-term performance. This philosophy aligns employees' incentives with Forrester's objective of enhancing stockholder value over the long term through long-term incentives, principally stock options. Compensation must also be competitive with other companies in the industry so that Forrester can continue to attract, retain, and motivate key employees who are critical to the long-term success of Forrester.

     Compensation for Forrester's executive officers in 2002 consisted of three principal components: base salary, cash bonuses, and stock options.

     Base Salary. Base salaries of executive officers were determined by evaluating the responsibilities of the position, the experience and performance of the individual, and formal and informal industry comparisons.

     Cash Bonuses. Cash bonuses were determined based upon performance against individual and team goals and are funded by Forrester's overall performance against key business objectives.

     Stock Options. The principal equity compensation component of executive compensation is stock options granted under Forrester's 1996 Amended and Restated Equity Incentive Plan. Prior to 1996, Forrester had not issued stock options to executive officers or employees. In 1996, Forrester granted stock options, some of which vested upon consummation of Forrester's initial public offering and others of which vested over three years, to executive officers and other employees based on seniority and the position held with Forrester, and granted stock options, which vested over three years, to new executive officers who joined Forrester in 1996. Stock options generally will be granted when an executive joins Forrester, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock option participation helps to motivate and retain executives and also aligns management's incentives with long-term stock price appreciation. In determining the size of awards for 2002, the Compensation Committee considered formal and informal surveys of businesses, like Forrester, that rely heavily on the quality of their analysts, and that recognize that equity compensation is a key retention incentive.

     Mr. Colony's compensation package in 2002 as Chief Executive Officer consisted of the same benefits program as other executive officers, including base salary, cash bonus, and other executive and employee benefit programs. In deciding the size of his cash bonus, the Compensation Committee considered Forrester's performance, including revenues, operating income, bookings, and agreement value, although no single factor was more important than any other.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based. To the extent consistent with its performance goals, it is Forrester's policy to structure compensation arrangements with its executive officers to preserve the deductibility of that compensation in light of Section 162(m).

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Robert M. Galford
                                          Michael H. Welles

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee composed of three outside directors: Messrs. Hornig, Welles, and Broeders. Each of the members of the Audit Committee is "independent" as defined under the Nasdaq Stock Market listing standards.

     The Audit Committee oversees our independent public auditors and assists the Board of Directors in fulfilling its oversight responsibilities on the matters relating to accounting, financial reporting, internal controls, and auditing by meeting regularly with the independent auditors and operating and financial personnel. The Audit Committee periodically reviews our accounting and financial controls and our policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with our management and Deloitte & Touche LLP, our independent public auditors. The Audit Committee also discussed with Deloitte & Touche LLP the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosure letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that, and the Board of Directors approved, the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          George R. Hornig, Chairman
                                          Michael H. Welles
                                          Henk W. Broeders

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on our common stock to the cumulative total return on the Nasdaq Stock Market Index of U.S. Companies and the Russell 2000 index for the period commencing December 31, 1997 and ending on December 31, 2002. The chart data assumes in each case that $100 was invested on December 31, 1997 and that all dividends were reinvested. The stock performance graph is not necessarily indicative of future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

[STOCK PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
--------------------------------------------------------------------------------------
 Forrester Research,
   Inc..............   $100.00    $192.31    $302.75    $440.11    $177.05    $136.88
 Nasdaq Stock Market
   (U.S.
   Companies).......   $100.00    $140.99    $261.48    $157.42    $124.89    $ 86.33
 Russell 2000.......   $100.00    $ 96.55    $115.50    $110.64    $111.78    $ 87.66

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during fiscal 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Indemnification Agreement with Mr. Colony. At the time of our initial public offering, we entered into an indemnification agreement with Mr. Colony relating to each parties' respective tax liabilities. Mr. Colony will continue to be liable for personal income taxes on our income for all periods prior to the time we ceased to be an S corporation (at the closing of the offering). The agreement generally provides that we will indemnify Mr. Colony for any increase in his taxes (including interest and penalties) resulting from adjustments initiated by taxing authorities and from payments made to Mr. Colony under the agreement, and Mr. Colony will pay us an amount equal to any reduction in his tax liability resulting from adjustments initiated by taxing authorities. The agreement also provides that if we are determined to have been a C corporation for tax purposes at any time we reported our income as a S corporation, Mr. Colony will make a capital contribution to us in an amount necessary to hold us harmless from any taxes and interest arising from such determination up to the amount of distributions made by us to Mr. Colony prior to the termination of our S corporation election less any taxes and interest attributable to such distributions.

     Registration Rights and Non-Competition Agreement. At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony's employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.

                          INDEPENDENT PUBLIC AUDITORS

     Deloitte & Touche LLP audited our financial statements for the fiscal year ended December 31, 2002. We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. Our Board of Directors has not yet selected an accounting firm to serve as our independent public auditors for the year ending December 31, 2003. Our Audit Committee will consider the re-appointment of Deloitte & Touche LLP at its April 2003 meeting.

REPLACEMENT OF INDEPENDENT PUBLIC AUDITORS

     On April 1, 2002, our Audit Committee recommended, and our Board of Directors decided, to no longer engage Arthur Andersen LLP ("Andersen") as our independent public auditors and engaged Deloitte & Touche LLP to serve as our independent public auditors for the fiscal year 2002.

     Andersen's reports on our consolidated financial statements for each of the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2001 and December 31, 2000 and through April 1, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated April 5, 2002 and addressed to the Securities and Exchange Commission (the "SEC") is included as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 5, 2002 and states that Andersen agrees with such disclosure.

     During the years ended December 31, 2001 and December 31, 2000 and through April 1, 2002, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

FEES

     Fees billed to us by Deloitte & Touche LLP for services rendered during the fiscal year 2002 or related to the audit of the fiscal year 2002 financial statements are set forth below:

  AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for the audit of our financial statements for the year ended December 31, 2002 and for the quarterly reviews of our 2002 interim financial information were approximately $129,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

  ALL OTHER FEES

     Deloitte & Touche LLP billed aggregate fees of approximately $84,000 for services rendered other than the services described above under Audit Fees and Financial Information Systems Design and Implementation Fees. These fees related primarily to tax compliance and consulting services.

     The Audit Committee has considered whether the provision of all non-audit services is compatible with maintaining Deloitte & Touche LLP's independence.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2004 must be received by December 16, 2003, to be considered for inclusion in our proxy materials for that meeting.

     Stockholders who wish to make a proposal at the 2004 annual meeting, other than proposals included in the proxy materials, must notify us between February 11, 2004 and March 12, 2004. If the stockholder does not notify us by March 12, 2004, the proxies will have discretionary authority to vote on a stockholder's proposal brought before the meeting.

                                 OTHER BUSINESS

     The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                                   FORM 10-K

     A copy of our Annual Report has been mailed with this Proxy Statement. Our 2002 annual report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 400 Technology Square, Cambridge, Massachusetts 02139.

                                                                      Appendix A


                                  DETACH HERE


                                     PROXY

                            FORRESTER RESEARCH, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR AN ANNUAL MEETING, MAY 13, 2003


     The undersigned appoints George F. Colony and Timothy J. Moynihan, Esq., and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m. on Tuesday, May 13, 2003, or any adjournments thereof, for the following purposes set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR.


SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

FORRESTER RESEARCH, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ  08818-8694










            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
                                                                          ZFRRC1

/X/  Please mark                                            / /
     votes as in
     this example.


     1. To elect one Class III director to serve until the 2006 Annual Meeting of Stockholders;

        Nominees: (01) Robert M. Galford

               FOR                 WITHHELD
         / /   THE           / /   FROM THE
             NOMINEE               NOMINEE

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.




        MARK HERE IF YOU PLAN TO ATTEND THE MEETING         / /

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       / /


        Please sign exactly as your name appears hereon. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: ________________________________   Date: _________________________


Signature: ________________________________   Date: _________________________